UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2009
VAXGEN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26483	94-3236309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

379 Oyster Point Boulevard, Suite 10, South San Francisco, California	94080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 624-1000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 14, 2009, VaxGen, Inc. (“VaxGen”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OXiGENE, Inc. (“OXiGENE”), a wholly-owned subsidiary of OXiGENE, OXiGENE Merger Sub, Inc. (“Merger Sub”) and James Panek, as representative of VaxGen’s stockholders (the “Representative”). Subject to the terms of the Merger Agreement, which has been unanimously approved by the boards of directors of VaxGen, OXiGENE and Merger Sub, upon consummation of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into VaxGen and the separate existence of Merger Sub will cease, such that VaxGen will be the surviving entity and a wholly-owned subsidiary of OXiGENE (the “Merger”).
Upon the terms and subject to the conditions set forth in the Merger Agreement, OXiGENE will issue a number of its shares of common stock to VaxGen stockholders such that following the consummation of the transactions contemplated by the Merger Agreement, the current stockholders of VaxGen will own approximately 20% of the outstanding shares of OXiGENE. The number of shares of common stock of OXiGENE to be issued will be increased or decreased based on the amount of net cash held by VaxGen at the closing of the Merger. Based upon the shares of common stock of OXiGENE and VaxGen currently outstanding and assuming net cash at closing equals the target net cash, the stockholders of VaxGen would receive approximately 0.4719 shares of common stock of OXiGENE for each share. The Company currently estimates that its net cash at closing may be below the target amount of net cash, depending on the timing of the closing and the amount of Company expenses. The actual exchange ratio will be determined immediately prior to the closing of the Merger. In addition, the current stockholders of VaxGen may receive in the aggregate up to an additional 8,457,548 shares of common stock of OXiGENE if certain contingencies are satisfied in the two-year period following the consummation of the merger (the “Contingent Shares”). The contingencies relate to (i) the settlement or offset of all or a portion of VaxGen’s existing lease liability within two years, for which up to 2,657,548 OXiGENE shares may be released (the “Lease Contingent Shares”), (ii) the non-realization of certain contingent liabilities of VaxGen within two years of closing, which must elapse in order for 685,000 of the Lease Contingent Shares to be released, and (iii) the achievement of certain milestones under VaxGen’s Asset Purchase Agreement with Emergent Biosolutions, for which up to 5,800,000 OXiGENE shares may be released. The shares issued to the VaxGen stockholders will be taxable for U.S. federal tax purposes. Upon closing of the Merger, OXiGENE will appoint VaxGen designees, Dr. Lori F. Rafield and Franklin M. Berger, as members of the OXiGENE board of directors.
In addition, as of the closing, all unexercised options to purchase shares of VaxGen’s common stock will terminate. All warrants to purchase shares of VaxGen’s common stock which by their terms will survive the Merger and which have not been cancelled prior to the Merger will be assumed by OXiGENE, but will be converted into and become warrants to purchase shares of OXiGENE common stock on terms substantially identical to those in effect prior to the Merger, except that the number of shares purchasable and exercise price shall be adjusted as set forth in such assumed warrants.

Consummation of the Merger is subject to closing conditions, including among other things, (i) the effectiveness of a registration statement on Form S-4 with respect to the registration of the shares of OXiGENE common stock to be issued in the Merger, including the Contingent Shares, (ii) approval and adoption of the Merger Agreement by the requisite vote of the VaxGen stockholders at a special meeting to be called for such purpose, (iii) approval of the issuance of shares of OXiGENE common stock in connection with the Merger by the requisite vote of the OXiGENE stockholders at a special meeting to be called for such purpose, (iv) the absence of a material adverse effect on VaxGen or OXiGENE between signing and closing, and (v) the absence of any third-party litigation in which the outcome would prevent or rescind the Merger or would adversely affect OXiGENE’s ownership or control of VaxGen.
Each of VaxGen and OXiGENE have made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants that (i) each party will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period; (iii) VaxGen will convene and hold a meeting of its stockholders for the purpose of considering the adoption and approval of the Merger Agreement, (iv) OXiGENE will convene and hold a meeting of its stockholders for the purpose of considering the adoption and approval of the Merger Agreement and the approval of the issuance of shares of OXiGENE common stock in the Merger, (v) the board of directors of VaxGen will recommend that its stockholders adopt and approve the Merger Agreement, and (vi) the board of directors of OXiGENE will recommend that its stockholders adopt and approve the Merger Agreement and approve the issuance of shares of OXiGENE common stock in the Merger, in each case, subject to certain exceptions. In addition, OXiGENE has agreed that it will not issue or sell any securities except either (i) pursuant to existing stock option plans or existing OXiGENE warrants or (ii) in a financing transaction of no less than $30 million at a purchase price of no less than $1.46 per share during the time between the execution of the Merger Agreement and the consummation of the Merger.
VaxGen also has agreed not to (i) solicit or entertain proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, including the receipt of a “superior proposal”, as defined in the Merger Agreement, by VaxGen, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions during the time between the execution of the Merger Agreement and the consummation of the Merger.
The Merger Agreement contains certain termination rights for both VaxGen and OXiGENE, and further provides that, upon termination of the Merger Agreement under specified circumstances, including by VaxGen to pursue a superior transaction, as defined in the Merger Agreement (including a liquidation), or by OXiGENE to pursue a financing transaction with net proceeds of least $30 million, either party may be required to pay the other party a termination fee of $1,425,000 and to reimburse the other party’s expenses up to $325,000. In addition, in the event that VaxGen effects a liquidation within 180 days of the VaxGen special meeting of stockholders, it will be required to pay a termination fee of $712,500 and reimburse expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to a full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement and related description are intended to provide you with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about VaxGen or OXiGENE in their respective public reports filed with the Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to VaxGen or OXiGENE. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws. Investors and stockholders of OXiGENE and VaxGen are not third-party beneficiaries under the Merger Agreement. In addition, the assertions embodied in the representations and warranties of VaxGen are qualified by information contained in the confidential disclosure schedules that VaxGen delivered in connection with signing the Merger Agreement as well as by information contained in specific reports filed with the SEC if they are exceptions to representations and warranties. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances described therein. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.
Voting Agreements
In connection with the Merger Agreement, VaxGen entered into voting agreements with OXiGENE and certain executive officers, directors and stockholders of OXiGENE (“OXiGENE Voting Agreements”) pursuant to which these parties agreed to vote in favor of the adoption of the Merger Agreement and the issuance of the OXiGENE shares in connection with the Merger and against approval of any proposal opposing to or in competition with the consummation of the Merger. Approximately 45 percent of the outstanding shares of OXiGENE common stock are subject to the OXiGENE Voting Agreements.
OXiGENE entered into voting agreements with VaxGen and certain executive officers and directors of VaxGen (“VaxGen Voting Agreements”) pursuant to which these parties agreed to vote in favor of the adoption of the Merger Agreement and against approval of any proposal opposing to or in competition with the consummation of the Merger. Less than one percent of the outstanding shares of VaxGen common stock are subject to the VaxGen Voting Agreements.
Both the OXiGENE and the VaxGen Voting Agreements will terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, and (ii) the effective time of the Merger.
The forms of the OXiGENE Voting Agreements and VaxGen Voting Agreements are filed as Exhibits 99.1 and 99.2 to this report and are incorporated by reference herein. The description of the OXiGENE Voting Agreements and VaxGen Voting Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to such agreements.

Important Additional Information Will Be Filed with the SEC
This communication may be deemed to be solicitation material regarding the proposed acquisition of VaxGen by OXiGENE. In connection with the proposed merger, OXiGENE intends to file with the SEC a registration statement on Form S-4, which will include a joint proxy statement/prospectus of OXiGENE and VaxGen and other relevant materials in connection with the proposed transactions and each of OXiGENE and VaxGen intend to file with the SEC other documents regarding the proposed transaction. THE FINAL JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO THE STOCKHOLDERS OF OXiGENE AND VAXGEN. STOCKHOLDERS OF OXiGENE AND VAXGEN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OXiGENE, VAXGEN AND THE PROPOSED TRANSACTION.
The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by VaxGen by directing a written request to VaxGen, Inc., 379 Oyster Point Boulevard, Suite 10, South San Francisco, CA 94080, Attention: Investor Relations and may obtain free copies of the documents filed with the SEC by OXiGENE by directing a written request to OXiGENE, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080, Attention: Investor Relations.
Participants in the Solicitation
VaxGen and OXiGENE and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of OXiGENE and VaxGen in connection with the proposed Merger. Information about the executive officers and directors of OXiGENE and their ownership of OXiGENE common stock is set forth in OXiGENE’s annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 30, 2009 and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 7, 2009. Information regarding VaxGen’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009 and the proxy statement for VaxGen’s 2008 annual meeting of stockholders, filed with the SEC on November 12, 2008. Certain directors and executive officers of VaxGen may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the Merger. If and to the extent that any of the OXiGENE or VaxGen participants will receive any additional benefits in connection with the Merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the Merger. Stockholders may obtain additional information regarding the direct and indirect interests of OXiGENE, VaxGen and their respective executive officers and directors in the Merger by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.

Safe Harbor for Forward-Looking Statements
Investors and stockholders of VaxGen are cautioned that statements in this report that are not strictly historical statements, including, without limitation, statements relating the receipt of any milestone payments under VaxGen’s contract with Emergent Biosolutions or the size of any procurement contract, the likelihood and timing of satisfaction of any condition for release of milestone shares and the receipt of any additional shares in connection therewith, to the expected timing and closing of the transaction and any statements that conditions to closing are expected to be satisfied constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of OXiGENE and VaxGen that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to the Merger set forth in the Merger Agreement will not be satisfied and the transactions will not be consummated, uncertainties as to the timing of Merger, uncertainties as to how many OXiGENE stockholders will vote in favor of the Merger and issuance of the OXiGENE stock in connection with the Merger, and uncertainties as to how many VaxGen stockholders will vote in favor of the Merger, changes in VaxGen’s or OXiGENE’s business during the period between the date hereof and the closing that could cause a condition to closing not to be satisfied, adverse reactions to the proposed transaction by stockholders of VaxGen or OXiGENE or others, and risks associated with litigation, as well as other factors detailed in VaxGen’s filings with the SEC, including VaxGen’s Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent SEC filings.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated October 14, 2009, by and among OXiGENE, Inc., OXiGENE Merger Sub, Inc. and VaxGen, Inc.*

99.1	Form of Voting Agreement, dated October 14, 2009, by and among OXiGENE, Inc., certain directors, officers and stockholders of OXiGENE, Inc. and VaxGen, Inc.

99.2	Form of Voting Agreement, dated October 14, 2009, by and among VaxGen, Inc., certain directors, officers and stockholders of VaxGen, Inc. and OXiGENE, Inc.

99.3	Press release dated October 15, 2009, entitled “OXiGENE to Acquire VaxGen in Stock-for-Stock Merger.”

*
All exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. VaxGen, Inc. will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc. (Registrant)
Dated: October 15, 2009	By:	/s/ James P. Panek
James P. Panek
President

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated October 14, 2009, by and among OXiGENE, Inc., OXiGENE Merger Sub, Inc. and VaxGen, Inc.

99.1	Form of Voting Agreement, dated October 14, 2009, by and among OXiGENE, Inc., certain directors, officers and stockholders of OXiGENE, Inc. and VaxGen, Inc.

99.2	Form of Voting Agreement, dated October 14, 2009, by and among VaxGen, Inc., certain directors, officers and stockholders of VaxGen, Inc. and OXiGENE, Inc.

99.3	Press release dated October 15, 2009 entitled, “OXiGENE to Acquire VaxGen in Stock-for-Stock Merger.”